Exhibit 99.1

Date	October 31, 2022
Contacts	Investors: ir@eose.com Media: media@eose.com

Inflation Reduction Act Offers Opportunity for Eos Energy Enterprises, Inc., and Energy Storage Customers to Capture Substantial Long-Term Value While Significantly Reducing Emissions
Eos outlines strategy shift and revises 2022 revenue outlook.

EDISON, N.J.— Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos”), a leading provider of safe, scalable, efficient, and sustainable zinc-based energy storage systems, today announced the expected impacts on the energy storage industry and on Eos from the recent passage of the transformational Inflation Reduction Act (“IRA”) and Eos’s shift in strategy and revised outlook for fiscal year 2022.
“We believe that one of the important benefits of the IRA is that it will significantly reduce the costs of battery cells, modules, and energy storage systems, particularly for those manufactured in the US which we expect to accelerate the domestic energy transition,” said Joe Mastrangelo, Chief Executive Officer of Eos. “We continue to see accelerated demand in our robust opportunity pipeline. The IRA encourages the building of a clean energy future in America and Eos is well-positioned as one of the only at-scale US manufacturers of proven long duration energy storage.”
The IRA features significant economic incentives for both energy storage customers and manufacturers that begin for projects placed in service after December 31, 2022. Customers placing new energy storage facilities in service after this date will be allowed to claim at least a thirty percent investment tax credit (“ITC”) under certain conditions. The IRA also offers an extra ten percent credit if the project is in an “energy community” and another ten percent credit if the project satisfies domestic content requirements, which will be set forth when the implementing regulations are finalized. Mastrangelo continued, “The ten percent bonus for domestic content is a strategic advantage for Eos resulting from our near-sourcing and Made in America strategy, and we currently anticipate that projects utilizing Eos batteries would qualify for the bonus.”
Starting in 2023, there are also meaningful production tax credits (“PTC”) that can be claimed on battery components manufactured in the US and sold to customers which could apply to Eos, including credits for ten percent of the cost incurred to make electrode active materials, $35 per kWh of capacity of battery cells, and $10 per kWh of capacity of battery modules. These credits are cumulative, meaning Eos expects to be able to claim the tax credit amount for each component. The IRA directs the Internal Revenue Service to pay manufacturers the cash value, also known as direct pay, of production tax credits for making battery components, and therefore these credits may be a new source of cash flow for Eos. The direct pay option is valid for up to five tax years, after which any such tax credits can be sold to other companies for cash.

Benefits for energy storage customers and manufacturers will begin in 2023. Eos has worked proactively and in partnership with its customers to push out orders originally scheduled to be produced and delivered this year to 2023 so that both Eos and its customers can better realize the benefits offered by the ITC. Eos intends to finalize production and delivery on the Pine Gate Renewables Eastover project in the fourth quarter of 2022 and to reduce production on the current generation product thereafter. This results in a revised full year 2022 revenue expectation in the range of $17 to $20 million, shifting the remaining revenue originally planned in 2022 to 2023.
Mastrangelo added, “Against the backdrop of the new IRA legislation and major progress on our new battery design, the Eos Z3™ battery, we believe reducing output on our current product and focusing our team on tooling the factory for Eos Z3 battery production is the best capital allocation decision for the Company. We believe this decision will deliver long-term value creation for both our customers and our shareholders.” The Eos Z3 battery builds off the same stable, proven chemistry that has not fundamentally changed for the better part of a decade. The Eos Z3 battery is designed and purpose-built for scalability and cost. It is simple with 50% fewer battery cells per module and 98% fewer welds than the current product.
“The Eos Z3 battery product is a paradigm shift in design which significantly reduces assembly complexity,” said Francis Richey, Senior Vice President of Research & Development at Eos. “Incorporating conductive plastic into our patented bipolar electrode design reduces cost and weight and improves manufacturability and system performance.” The Eos Z3 battery is designed to be capable of significantly higher manufacturing throughput and reduced cycle times at full scale production which will allow Eos to maximize the PTC relative to the current generation product.
As previously disclosed, Eos has been invited to the due diligence stage of the U.S. Department of Energy’s (“DOE”) Renewable Energy and Efficient Energy Loan Program. The DOE Loan Programs Office’s (“LPO”) invitation to Eos to enter into full due diligence represents an important progression in the LPO’s evaluation of Eos’ loan application. This stage includes LPO performing its due diligence of Eos’ project to expand manufacturing to support at least 3GWh of production capacity. During this stage, Eos and LPO will work to negotiate a Term Sheet setting out the principal terms and conditions of the loan. This work provides the LPO the foundation to advance the loan towards a Conditional Commitment. Although the DOE LPO’s invitation to due diligence is not an assurance that the DOE will offer a Conditional Commitment or provide a loan to Eos under the DOE LPO, Mastrangelo concluded, “We believe Eos is positioned well in this process since our products and technologies are an enabler to greenhouse gas emission reduction and decarbonization. In addition, the Company’s Made in America and job creation strategy meet many policy objectives of the IRA and broader White House Administration.”
About Eos
Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth™ aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable — and manufactured in the U.S. — it's the core of our innovative systems that today provide utility, industrial, and commercial customers with a proven, reliable energy storage alternative. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

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Forward-Looking Statements
This press release includes certain statements that may constitute "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act, statements regarding our ability to secure a loan from the Department of Energy LPO, or our anticipated use of proceeds from any loan facility provided by the US Department of Energy, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to secure conditional commitment or final approval of a loan from the Department of Energy; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with changes in federal, state, or local laws; risks associated with potential costs of regulatory compliance; risks associated with changes to U.S. trade policies; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; and risks related to adverse changes in general economic conditions. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Eos’s most recent filings with the Securities and Exchange Commission, including Eos’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Eos makes with the Securities and Exchange Commission from time to time. Moreover, Eos operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Eos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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